EXHIBIT 10.3

EXECUTION VERSION

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD.
  CLASS A NOTES, CLASS B NOTES AND CLASS C NOTES

Placement Agreement

Dated as of February 20, 2015

J.P. Morgan Securities LLC
383 Madison Avenue, 8th Floor
New York, New York 10179

Sandler O’Neill & Partners, L.P.
1251 Avenue of the Americas, 6th Floor
New York, New York 10020

Ladies and Gentlemen:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD. (the “Issuer”) and ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), propose to issue their $165,750,000 Class A Senior Secured Floating Rate Term Notes Due 2025 (the “Class A Notes”), their $24,750,000 Class B Secured Floating Rate Notes Due 2025 (the “Class B Notes”), and their $28,500,000 Class C Secured Floating Rate Notes Due 2025 (the “Class C Notes” and, together with the Class A Notes and Class B Notes, the “Notes”).  The Issuer intends to issue 81,000 preferred shares, with a par value of U.S.$0.0001 per share and a notional amount of U.S.$1.00 per share (the “Preferred Shares” and, together with the Notes, the “Securities”).  The Co-Issuers have engaged J.P. Morgan Securities LLC (“JPMorgan Securities”) and Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” and, together with JPMorgan Securities, each, a “Placement Agent” and, collectively, the “Placement Agents”) to act as placement agents in conjunction with the offer and sale of the Notes pursuant to this Placement Agreement (this “Agreement”).

The Notes shall be issued pursuant to an Indenture, to be dated as of February 27, 2015 (the “Indenture”), among the Co-Issuers, and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”), and the Preferred Shares shall be issued pursuant to the Governing Documents (as defined in the Indenture) of the Issuer, certain resolutions of the board of directors of the Issuer passed prior to the issuance of the Preferred Shares and the Preferred Shares Paying Agency Agreement, dated as of February 27, 2015 (the “Preferred Shares Paying Agency Agreement”), among the Issuer, U.S. Bank National Association, as preferred shares paying agent (the “Preferred Shares Paying Agent”), and MaplesFS Limited, as share registrar.

Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Memorandum (as hereinafter defined).

On the Closing Date, the Issuer will purchase the Loan Obligations described and listed in Annex A to the Offering Memorandum (collectively, the “Loan Obligations” and, with all other assets pledged to the Trustee on behalf of the Secured Parties pursuant to the Indenture, the “Collateral”) from Arbor Realty SR, Inc. (including any successor by merger, the “Seller” or “Parent”).

The Co-Issuers, the Parent and the Placement Agents agree as follows:

1.                                      Appointment of Placement Agents; Offer and Sale of Notes.

(a)                                 The Co-Issuers and the Parent hereby appoint the Placement Agents to act as placement agents in connection with the offer and sale of the Notes in accordance with the terms hereof, and the Placement Agents hereby accept such appointment in accordance with the terms hereof.  Subject to the terms and conditions hereof and in reliance on the representations and warranties herein set forth, the Co-Issuers and the Parent agree to sell or cause to be sold the Notes and the Placement Agents agree, on a best efforts basis, to (i) solicit offers to purchase the Notes on behalf of the Co-Issuers from time to time in negotiated transactions at various prices to be determined at the time of the sale and (ii) provide customary facilitation of the offering and sale of the Notes.  In connection with acting as placement agents hereunder, the Placement Agents shall have the right (but not the obligation) to purchase the Notes and resell the Notes pursuant to the terms of this Agreement.  Each of the Co-Issuers, the Parent and the Placement Agents agree that, as to any and all of the Notes with respect to which any Placement Agent arranges the sale pursuant to this Agreement, such Notes shall be offered and sold in reliance on, among other things, the agreements, representations, warranties and covenants of the Co-Issuers and the Parent contained herein and on the terms and conditions and in the manner provided for herein; provided, however, that neither Placement Agent shall have any liability to the Co-Issuers in the event that any purchase or sale is not consummated for any reason.  The Co-Issuers and the Parent shall have the sole right to accept or reject any or all offers presented by a Placement Agent in the sole and absolute discretion of the Co-Issuers and the Parent.  The Co-Issuers shall direct the Placement Agents to remit the aggregate purchase price for the Notes (net of the advisory, structuring and placement agent fee (the “Advisory, Structuring and Placement Agent Fee”) set forth on Schedule I, which shall be retained by the applicable Placement Agent) placed pursuant hereto to an account specified by the Issuer.

(b)                                 Each Placement Agent hereby represents, warrants and agrees that:

(i)                                     it understands that the offer and sale of the Notes have not and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws and that none of the Co-Issuers or the Parent is obligated to so register or qualify the Notes;

(ii)                                  it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”);

(iii)                               (x) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Notes or any interest therein by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”), including, but not limited to, any advertisement, article, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or advertising (as those terms are used in Regulation D), or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (y) it has not solicited offers for or offered or sold, and will not solicit offers for, or offer or sell, the Notes as part of their initial offering except on the terms set forth in the Offering Memorandum (as defined below): (A) within the United States to persons whom it reasonably believes to be a Qualified Purchaser within the meaning of the Investment Company Act of 1940 and either (1) QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Notes is aware that such sale is being made in reliance on Rule 144A or (2) Institutional Accredited Investors, who, in the case of purchasers described in this clause (2), purchase the Notes in certificated form for their own account and for any discretionary account for which they are acquiring securities and provide a letter in the form required under the Indenture or (B) in accordance with the restrictions set forth in Annex A hereto;

(iv)                              (x) it has not provided, as of the date of this Agreement, and covenants with the Co-Issuers that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Notes, the Collateral, the transactions contemplated by this Agreement or the Indenture or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Notes (as contemplated by Rule 17g-5(a)(3)(iii)(C) of the Exchange Act), without the prior consent of the Co-Issuers, and (y) covenants with the Co-Issuers that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Notes, the Collateral, the transactions contemplated by this Agreement or the Indenture or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Notes (as contemplated by Rule 17g-5(a)(iii)(3)(D) under the Exchange Act), without the prior consent of the Co-Issuers; provided, in the case of both (x) and (y), the Co-Issuers acknowledge that they have requested that the Placement Agents participate in or initiate communications with the Rating Agencies with respect to information posted on the website established pursuant to Rule 17g-5 of the Exchange Act (“Rule 17g-5”) throughout the transactions contemplated hereby or by the Indenture and to provide for posting to such website any information relayed in such communications to the extent not already posted on such website without requesting the Co-Issuers’ specific prior consent and without the Co-Issuers’ participation, and any and all such communication shall be deemed to have been consented to by the Co-Issuers; and

(v)                                 other than the Time of Sale Information, the Indenture, the Offering Memorandum and the other Basic Documents, neither it nor any of its affiliates

(including its agents and representatives) has furnished or made available, or will furnish or make available, to potential investors in the Notes, without the prior consent of the Co-Issuers and the Parent, any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes.

(c)                                  In connection with the issuance of the Notes, the Co-Issuers and the Parent have prepared an Offering Memorandum, dated February 20, 2015 (including any exhibits and annexes thereto and any accompanying electronic media, the “Offering Memorandum”), in form and substance acceptable to the Placement Agents.  Copies of the Offering Memorandum will be delivered by the Co-Issuers and the Parent to the Placement Agents pursuant to the terms of this Agreement.  At or prior to the time when sales of the Notes were first made, which was approximately 12:45 p.m. (prevailing Eastern time) on February 20, 2015 (the “Time of Sale”), the Co-Issuers and the Parent have prepared the following documents: (i) a Preliminary Offering Memorandum, dated February 10, 2015 (including any exhibits and annexes thereto and any accompanying electronic media, the “Preliminary Offering Memorandum”and, together with any Additional Disclosure Materials (as defined below), the “Time of Sale Information”).  If, subsequent to the date of this Agreement, (x) the Co-Issuers, the Parent and the Placement Agents determine that, as to any investors in the Notes, the Time of Sale Information as of the Time of Sale included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading and any Placement Agent terminates its old purchase contracts and enters into new purchase contracts with investors in the Notes, then “Time of Sale Information” shall also include such additional information conveyed to investors as of the time of entry into the new purchase contracts, including any information that corrects such material misstatements or omissions and “Time of Sale” shall refer to the time and date on which such new purchase contracts were entered into. Any Time of Sale Information furnished to the Placement Agents subsequent to the date of this Agreement shall be in form and substance satisfactory to the Placement Agents and shall be listed on Annex B hereto.

(d)                                 Except as otherwise set forth in paragraph (e) below, the Notes to be placed by the Placement Agents shall be represented by one or more definitive global notes in book-entry form, which shall be deposited by or on behalf of the Co-Issuers with the Depository Trust Company (the “DTC”) or its designated custodian. The Co-Issuers shall deliver the applicable Notes to the Placement Agents, acting on behalf of the purchasers of the applicable Notes, by causing DTC to credit such Notes to the account of the applicable Placement Agent (or its designee) at DTC. The Notes shall be registered in such names and such authorized denominations as the Placement Agents may request in writing not less than forty-eight (48) hours prior to the Closing Date.  The Co-Issuers shall cause the Notes to be made available to the Placement Agents for inspection at least twenty-four (24) hours prior to the Closing Date at the offices of Cadwalader, Wickersham & Taft LLP at One World Financial Center, New York, New York 10281 (the “Closing Location”).  The time and date of delivery of the Notes shall be 10:00 a.m., New York City time, on February 27, 2015, or such other time and date as the Placement Agents and the Co-Issuers may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.  On the Closing Date, the Co-Issuers and the Parent (jointly and severally) agree to pay to the Placement Agents the Advisory, Structuring and Placement Agent Fee set forth on Schedule I.

(e)                                  The Notes sold to Institutional Accredited Investors that are not QIBs, as specified by either Placement Agent upon at least forty-eight (48) hours’ prior notice to the Co-Issuers (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form to the applicable Placement Agent, acting on behalf of the applicable purchasers of the Notes, against payment of the purchase price therefor by wire transfer of immediately available funds. The Notes shall be made available for inspection and packaging in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date at the Closing Location.

(f)                                   The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 4 hereof and the Notes shall be delivered at the Closing Location on the Closing Date.  A meeting shall be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Closing Date, or such other time agreed to by the parties hereto, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence shall be available for review by the parties hereto.  For the purposes of this Section 1(f), “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(g)                                  The Placement Agents acknowledge and agree that the Co-Issuers and, for purposes of the opinions to be delivered to the Placement Agents pursuant to Sections 4(g) and 4(h) hereof, counsel for the Co-Issuers and counsel for the Placement Agents, respectively, may rely upon the accuracy of the representations and warranties of the Placement Agents, and compliance by the Placement Agents with their agreements contained in Section 1(b) (including Annex A hereto), and the Placement Agents hereby consent to such reliance.

(h)                                 The Co-Issuers and the Parent acknowledge and agree that the Placement Agents are acting solely in the capacity of an arm’s-length contractual counterparty to the Co-Issuers and the Parent with respect to the offering and sale of the Notes if and to the extent contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or fiduciary to, or agent of, the Co-Issuers, the Parent or any other person in connection with each transaction contemplated hereby and the process leading to such transaction.  Additionally, the Placement Agents are not advising the Co-Issuers, the Parent or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Co-Issuers and the Parent shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agents shall not have any responsibility or liability to the Co-Issuers, the Parent or any other person with respect thereto.  Any review by the Placement Agents of the Co-Issuers and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Placement Agents, and shall not be on behalf of the Co-Issuers, the Parent or any other person.  Each of the Co-Issuers and the Parent agree that it will not claim that any Placement Agent has rendered financial advisory services of any nature or respect, or owes a fiduciary or similar duty to the Co-Issuers or the Parent in connection with such transaction or the process leading thereto.

(i)             Each Placement Agent may provide to prospective investors Additional Disclosure Materials (as defined below), subject to the following conditions:  (i) each Placement Agent shall provide to the Issuer and the other Placement Agent any Additional Disclosure Materials that such Placement Agent has prepared prior to providing such materials to investors; and (ii) in the event that the Issuer or either Placement Agent discovers an error in the Additional Disclosure Materials, the Issuer, if it has discovered such error, shall notify the Placement Agents in writing and, in either case, the Placement Agent that prepared such materials shall correct such error prior to providing such materials to any prospective investors.  “Additional Disclosure Materials” shall mean any “flip” book or similar marketing materials or any term sheet or similar marketing materials and any and all other summaries, reports, documents, in written or electronic form, (i) provided to either Placement Agent by or on behalf of the Issuer or any of its affiliates or (ii) prepared by either Placement Agent and provided to the Issuer prior to distribution to prospective investors in accordance with the preceding sentence.

2.                                      Representations and Warranties of the Co-Issuers.  The Co-Issuers represent and warrant to the Placement Agents that:

(a)                                 Time of Sale Information and Offering Memorandum. The Time of Sale Information, as of the Time of Sale, did not, and as of the Closing Date, will not, and the Offering Memorandum, as of the date thereof, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Co-Issuers do not make any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to either Placement Agents furnished to the Co-Issuers in writing by the applicable Placement Agent expressly for use in the Time of Sale Information and the Offering Memorandum and any amendment or supplement thereto (such information as identified in Section 11, the “Placement Agent Information”).

(b)                                 Additional Written Communications.  Other than the Time of Sale Information and the Offering Memorandum, neither the Co-Issuers nor any of their affiliates (including their agents and representatives) have made, used, prepared, authorized, approved or referred to or will prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes.

(c)                                  No Material Adverse Change.  Other than as set forth in the Time of Sale Information, since the Time of Sale and other than as set forth in the Offering Memorandum, since the date thereof, there has not been any material adverse change or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Co-Issuers or the Parent.

(d)                                 Organization and Good Standing.  Each of the Co-Issuers and the Parent has been duly organized and is a validly existing organization in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction in which the conduct of its business requires such qualification, and has all power and authority necessary to enter into and perform its obligations under each of the Basic Documents (as defined in Section 2(g) below) to which it is a party and to own or hold its properties and to conduct the business in which it is engaged.

(e)                                  Due Authorization.  Each of the Co-Issuers and the Parent has full right, power and authority to execute and deliver each of the Basic Documents to which it is a party, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Basic Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly taken.

(f)                                   The Notes.  The Notes have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will be entitled to the benefits and security afforded by the Indenture.

(g)                                  Indenture and the other Basic Documents; Description of Basic Documents.  When used in this agreement, the term “Basic Documents” shall mean this Agreement, the Indenture, the Notes, the Servicing Agreement, the Securities Account Control Agreement, the Preferred Shares Paying Agency Agreement, the Loan Obligations Purchase Agreement, the Loan Obligation Management Agreement and any other contract or agreement that is, or is to be, entered into by the Issuer on the Closing Date or otherwise in connection with any of the foregoing or this Agreement.  Each Basic Document to which the Issuer, Co-Issuer or Parent is a party has been duly authorized by the Issuer, Co-Issuer and Parent, as applicable, and when duly executed and delivered in accordance with its terms by each of the parties thereto (other than the Co-Issuers or the Parent, as applicable), will constitute a valid and legally binding agreement of the Co-Issuers or the Parent, as applicable, enforceable against the Co-Issuers or the Parent, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).  The Basic Documents described in the Time of Sale Information or the Offering Memorandum will conform in all material respects to the descriptions thereof contained in the Time of Sale Information and in the Offering Memorandum.

(h)                                 No Violation or Default.  None of the Co-Issuers or Parent is (A) in violation of its charter, by-laws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject; or (C) in violation of any law or statute or any judgment, order or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties (“Governmental Authority).

(i)                                     No Conflicts with Existing Instruments.  The execution, delivery and performance by the Issuer, Co-Issuer and Parent of the Basic Documents to which it is a party, the issuance and sale of the Notes and compliance by it with the terms thereof and the consummation of the transactions contemplated by such Basic Documents will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except as contemplated by the Basic Documents, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets are subject; (B) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Issuer, Co-Issuer or Parent; or (C) result in the violation of any law or statute or any judgment, order or regulation of any Governmental Authority.

(j)                                    No Consents Required.  Assuming compliance by the Placement Agents with their agreement in Section 1(b) hereof, no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Issuer, Co-Issuer or Parent of each of the Basic Documents to which it is a party, the issuance and sale of the Securities and compliance by such Issuer, Co-Issuer or Parent with the terms thereof and the consummation of the transactions contemplated by the Basic Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained, or as of the Closing Date will have been obtained or as may be required under applicable state securities laws in connection with the placement of the Notes by the Placement Agents or the purchase and resale of the Notes by the Placement Agents.

(k)                                 Legal Proceedings.  Except as described in the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Issuer, Co-Issuer or Parent is a party or to which any property of the Issuer, Co-Issuer or Parent is the subject that, individually or in the aggregate, if determined adversely to such Issuer, Co-Issuer or Parent could reasonably be expected to have a material adverse effect on (A) the ability of any of the Issuer, Co-Issuer or Parent to perform its obligations under any Basic Document to which it is a party or (B) the transactions contemplated herein or in the Basic Documents; to the knowledge after due inquiry of the Co-Issuers and the Parent, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or threatened by others.

(l)                                     Title to Assets. Parent will, at the Closing Date, own and transfer the Loan Obligations, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and, at the Closing Date, Parent will have full power and authority to sell the Loan Obligations to the Issuer under the Loan Obligations Purchase Agreement and deliver the Loan Obligations to the Issuer thereunder, and at the Closing Date will have duly authorized such sale and delivery to the Issuer by all necessary action; and (C) the Issuer will, at the Closing Date, own the related Collateral, free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and will have full power and authority to pledge such Collateral to the Trustee pursuant to the terms of the Indenture.

(m)                             Investment Company Act.  None of the Issuer or the Co-Issuer are, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Time of Sale Information and the Offering Memorandum, (i) will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities Exchange Commission thereunder (collectively, the “Investment Company Act”) or (ii) are relying on the exemptions from the requirements of the Investment Company Act pursuant to Section 3(c)(5)(C) thereof or Rule 3a-7 thereunder.

(n)                                 Integration.  None of Issuer, Co-Issuer, or Parent or any of their respective affiliates (as defined in Rule 501(b) of Regulation D) has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes in a manner that would require registration of the Securities under the Securities Act.

(o)                                 No General Solicitation or Directed Selling Efforts.  None of Issuer, Co-Issuer, or Parent or any of their respective affiliates or any other person acting on its or their behalf (other than, in the case of the Notes, a Placement Agent, as to which no representation or warranty is made) has (A) solicited offers for, or offered or sold any of the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (B) engaged in any directed selling efforts within the meaning of Regulation S, and all such persons have complied with the offering restrictions requirement of Regulation S.

(p)                                 Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Placement Agents contained in Section l(b) hereof (including Annex A hereto) and its compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale, resale and delivery of the Notes in the manner contemplated by this Agreement, the Time of Sale Information or the Offering Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(q)                                 Taxes and Fees.  Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of each Basic Document and the Securities (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom), in all cases to the extent material to any of Issuer, Co-Issuer, or Parent, have been or will be paid at or prior to the Closing Date.

(r)                                    Rule 144A Eligibility.  When the Securities are executed, authenticated and delivered pursuant to the Indenture, the Securities will not be (and will not be convertible or exchangeable into securities that are) of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or quoted in an automated inter-dealer quotation system; and the Offering Memorandum, as of its date, contains or, as of the Closing Date, will contain, or the Co-Issuers will otherwise provide or cause to be provided, all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(s)                                   Representations in Basic Documents.  The representations and warranties of the Co-Issuers and the Parent contained in the Basic Documents, respectively, shall be true and correct as of the Closing Date in all material respects.

(t)                                    17g-5 Compliance.  The Arbor Realty Trust, Inc. (“ART”) has executed and delivered a written representation to Moody’s Ratings Services Inc. (“Moody’s”) and DBRS, Inc. (“DBRS” and, together with Moody’s, the “Rating Agencies”) that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and ART has complied with each such representation in all material respects.

3.                                      Further Agreements of the Co-Issuers and the Parent.  Each of the Co-Issuers and the Parent jointly and severally covenants and agrees with the Placement Agents that:

(a)                                 Delivery of Copies.  It will deliver to the Placement Agents as many printed copies of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including all amendments and supplements thereto) as any Placement Agent may reasonably request.

(b)                                 Amendments or Supplements.  Before making or distributing any amendment or supplement to any Time of Sale Information or the Offering Memorandum, the Co-Issuers and the Parent will furnish to the Placement Agents and counsel for the Placement Agents a copy of the proposed amendment or supplement for review and will not distribute any such proposed amendment or supplement to which any Placement Agent reasonably objects.

(c)                                  Notice to the Placement Agents.  The Co-Issuers and the Parent will advise the Placement Agents promptly, and confirm such advice in writing: (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of either any Time of Sale Information or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Notes as a result of which any Time of Sale Information or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information and the Offering Memorandum are delivered to a purchaser, not misleading; and (iii) of the receipt by the Co-Issuers or the Parent or any of their Affiliates of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and the Co-Issuers and the Parent will use their commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any Time of Sale Information or the Offering Memorandum or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(d)                                 Ongoing Compliance.  If, at any time prior to the Time of Sale, (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Co-Issuers and the Parent will promptly notify the Placement Agents thereof and forthwith prepare (in a form reasonably acceptable to the Placement Agents) and, subject to paragraph (b) above in this Section 3, furnish to the Placement Agents such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale

Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.  If at any time prior to the Closing Date, (x) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing (A) when the Offering Memorandum is delivered to a purchaser and (B) at the Closing Date, not misleading or (y) it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Co-Issuer and the Parent will promptly notify the Placement Agents thereof and forthwith prepare (in a form reasonably acceptable to the Placement Agents) and, subject to paragraph (b) above in this Section 3, furnish to the Placement Agents such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum as so amended or supplemented is delivered to a purchaser and at the Closing Date, be misleading or so that the Offering Memorandum will comply with applicable law.

(e)                                  Blue Sky Compliance.  The Co-Issuers and the Parent will use commercially reasonable efforts to qualify the Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions in the United States as the Placement Agents shall reasonably request and will continue such qualifications in effect so long as required for the initial offering and sale of the Notes; provided that none of the Co-Issuers and the Parent shall be required to: (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify; (ii) file any general consent to or take any action that would subject itself to service of process in such jurisdiction; or (iii) subject itself to taxation in any such jurisdiction.  Prior to the Time of Sale, the Placement Agents shall notify the Co-Issuers and the Parent of any jurisdictions that would require qualifications or legends or disclaimers in the Preliminary Offering Memorandum or the Pre-Pricing Supplement.

(f)                                   Copies of Reports.  So long as the Notes are outstanding, the Co-Issuers shall furnish, or cause to be furnished, to the Placement Agents copies of all reports or other communications (financial or other) furnished to holders of the Notes.

(g)                                  Use of Proceeds.  The Co-Issuers shall apply the net proceeds from the sale of the Securities as described in the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds”.

(h)                                 Rating Agencies.  The Notes shall have been assigned ratings no lower than those set forth on Schedule I hereto by the Rating Agencies.  To the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Co-Issuers or the Parent, the Co-Issuers and the Parent shall use their commercially reasonable efforts to furnish such documents and take any other such action.

(i)                                     No Integration.  None of the Co-Issuers and the Parent or any of their respective affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security

(as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of any of the Securities under the Securities Act.

(j)                                    No Solicitation or Directed Selling Efforts.  None of the Co-Issuers, the Parent or any of their respective Affiliates or any person acting on its or their behalf (other than, with respect to the Notes, the Placement Agents, as to which no covenant is given) will (i) solicit offers for, or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(k)                                 Supplying Information.  While the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Co-Issuers and the Parent will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) under the Exchange Act, furnish to holders of the Notes and prospective purchasers of the Notes designated by such holders, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(l)                                     DTC.  The Co-Issuers will assist the Placement Agents in arranging for the Notes to be eligible for clearance and settlement through DTC.

(m)                             Sale Treatment.  Parent agrees that its transfer of the Loan Obligations shall be reflected on its balance sheet and other financial statements as a sale and/or contribution of the Loan Obligations to the Issuer and not as a financing. Issuer agrees that the transfer to the Issuer of the Loan Obligations shall be reflected on Issuer’s balance sheet and other financial statements as the purchase and/or acquisition of such Loan Obligations by Issuer from the Parent and not as a loan to Issuer from Parent.  Parent is not selling the Loan Obligations and the Co-Issuers are not selling the Notes with any intent to hinder, delay or defraud any of the creditors of the Parent or the Co-Issuers, as applicable.

(n)                                 Rule 17g-5 Compliance.  The Co-Issuers, ART and the Parent shall take reasonable efforts to cause the Trustee (pursuant to the Trustee’s related obligations under the Basic Documents) to comply with each representation made by it to the Rating Agencies with respect to the Notes pursuant to paragraph (a)(3)(iii) of Rule 17g-5.

4.                                      Conditions to Placement Agent’s Obligations.  The obligations of the Placement Agents hereunder are subject to the performance by the Co-Issuers and the Parent of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Co-Issuers contained herein shall be true and correct on the date hereof, on and as of the date of the Time of Sale and on and as of the Closing Date; and the statements of the Co-Issuers and the Parent and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the date of the Time of Sale and on and as of the Closing Date.

(b)                                 No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 2(c) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which, in the judgment of any Placement Agent, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(c)                                  Officer’s Certificate of the Co-Issuers. The Placement Agents shall have received on and as of the Closing Date a certificate of an executive officer of each of the Issuer and the Co-Issuer satisfactory to the Placement Agents: (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and to the knowledge of such officer, after due inquiry, the representation set forth in Section 2(a) hereof is true and correct; (ii) confirming that the other representations and warranties of the Issuer and Co-Issuer, as applicable, in this Agreement are true and correct in all material respects on and as of the date of the Time of Sale and on and as of the Closing Date and that each of the Issuer and the Co-Issuer, as applicable, have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in Section 2(c) hereof as to such Issuer.

(d)                                 Officer’s Certificate of the Parent. The Placement Agents shall have received on and as of the Closing Date a certificate of an executive officer of the Parent satisfactory to the Placement Agents: (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, after due inquiry, the representation set forth in Section 2(a) hereof is true and correct; (ii) confirming that the Parent has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in Section 2(c) hereof as to the Parent, as applicable.

(e)                                  Officer’s Certificate of the Loan Obligation Manager. The Placement Agents shall have received on and as of the Closing Date a certificate of an authorized officer of ARCM, dated as of the Closing Date, substantially in the form attached hereto as Exhibit A.

(f)                                   Officer’s Certificate of each Seller. The Placement Agents shall have received on and as of the Closing Date a certificate of authorized officers of each Seller, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

(g)                                  Comfort Letters.  On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Co-Issuers and the Placement Agents, at the request of the Co-Issuers, letters dated the respective dates of delivery thereof and addressed to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents.

(h)                                 Opinion of Counsel for the Co-Issuers and the Parent.  Cadwalader, Wickersham & Taft LLP, special counsel to the Co-Issuers and the Parent, Richards, Layton & Finger, P.A. counsel to the Co-Issuer, Maples and Calder, Cayman Islands counsel to the Issuer, and other applicable counsel to the Parent shall have furnished to the Placement Agents their respective written opinions with respect to such matters as the Placement Agents may reasonably request, each dated the Closing Date and addressed to the Placement Agents in form and substance reasonably satisfactory to the Placement Agents.  Except with respect to any negative assurance letter relating to the Time of Sale Information or the Offering Memorandum, each such opinion (a) may express counsel’s reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Basic Documents and (b) may be qualified as an opinion only on the law of the State of New York, the Delaware Limited Liability Company Act and the federal law of the United States of America.

(i)                                     Opinion of Counsel for the Placement Agents.  The Placement Agents shall have received on and as of the Closing Date an opinion of Clifford Chance US LLP, counsel for the Placement Agents, with respect to such matters as the Placement Agents may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)                                    Opinion of Counsel for the Trustee, the Preferred Shares Paying Agent, the Loan Obligation Manager, the Servicer, Arbor Realty SR, Inc. and ARMS Equity.  Prior to the placement of the Notes hereunder, the Placement Agents shall have received the opinions, dated as of the Closing Date, of the respective counsel to the Trustee, the Preferred Shares Paying Agent, the Loan Obligation Manager, the Servicer, Arbor Realty SR, Inc. and ARMS Equity, each in form and substance reasonably satisfactory to the Placement Agents.

(k)                                 Rating Agency Opinions.  The Placement Agents shall be addressed in any opinion from any counsel delivering any written opinion to the Rating Agencies in connection with the transaction described herein which is not otherwise described in this Agreement.

(l)                                     Rating Agency Letters.  The Placement Agents shall have received copies of letters from the Rating Agencies stating that the Notes are rated as set forth on Schedule I hereto by the Rating Agencies.

(m)                             No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(n)                                 Good Standing.  The Placement Agents shall have received on and as of the Closing Date satisfactory evidence of the good standing of each of the Issuer, Co-Issuer, and the Parent in its jurisdiction of organization, dated not earlier than 30 days prior to the Closing Date, in each case, in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdiction.

(o)                                 DTC.  All the Notes shall be eligible for clearance and settlement through DTC.

(p)                                 Additional Documents. On or prior to the Closing Date, the Co-Issuers and the Parent shall have furnished to the Placement Agents such other certificates and documents as the Placement Agents may reasonably request.

5.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Placement Agents by Co-Issuers and ART Each of the Co-Issuers and ART (jointly and severally) agree to indemnify and hold harmless the Placement Agents, their affiliates, directors and officers and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Placement Agent Indemnitee”), from and against any and all losses, claims, damages and liabilities (including, without limitation, out-of-pocket legal fees and other out-of-pocket expenses incurred in connection with any suit, action, investigations or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information with respect to which the Placement Agents have agreed to indemnify each of the Issuer, Co-Issuer and ART pursuant to Section 5(b) hereof; provided that with respect to any such untrue statement in or omission from the Time of Sale Information, the indemnity agreement contained in this paragraph (a) with respect to the Time of Sale Information shall not inure to the benefit of a Placement Agent Indemnitee, to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial sale by the applicable Placement Agent and any such loss, claim, damage or liability of or with respect to the applicable Placement Agent results from the fact that (i) prior to the occurrence of the events described in clause (ii) below, and prior to the Time of Sale, the Co-Issuers or ART shall have notified the applicable Placement Agent that the Time of Sale Information contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Time of Sale Information and such corrected Time of Sale Information was provided to the Placement Agents far enough in advance of the Time of Sale (but not less than one (1) Business Day) so that such corrected Time of Sale Information could have been provided (electronically or otherwise) to such person asserting any such loss, claim, damage or liability prior to the Time of Sale and (iii) the applicable Placement Agent did not send or give such corrected Time of Sale Information to such person at or prior to the Time of Sale.

(b)                                 Indemnification of the Co-Issuers and ART by Placement Agents.  The Placement Agents agree to severally but not jointly indemnify and hold harmless the Co-Issuers and ART and their respective affiliates, directors and officers and each person, if any, who controls any of the Co-Issuers or ART within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in subsection (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Placement Agent Information.

(c)                                  Indemnification Among Placement Agents. Each Placement Agent (the “Indemnifying Placement Agent”) agrees to indemnify and hold harmless the other Placement

Agent, its officers and directors and each person who controls such Placement Agent within the meaning of either the Securities Act or the Exchange Act (collectively, the “Indemnified Placement Agent”), against any and all losses, claims, damages, liabilities, costs and expenses, joint or several, to which any Indemnified Placement Agent may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any Additional Disclosure Materials prepared by or on behalf of the Indemnifying Placement Agent or omission or alleged omission to state in such Additional Disclosure Materials a material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading; except that the Indemnifying Placement Agent shall not be obligated so to indemnify and hold harmless an Indemnified Placement Agent for any losses, claims, damages, costs, expenses or liabilities (1) to the extent that the Indemnified Placement Agent is entitled to indemnification, or contribution therefor from the Co-Issuers or ART pursuant to this Section 5, or from any of the Trustee, the Servicer or the Special Servicer pursuant to any indemnification agreement between, among others, such party, the Issuer, the Indemnitor and/or the Placement Agents, or (2) arising out of or based upon any untrue statements, alleged untrue statements, omissions or alleged omissions that are also made in or consistent with the Preliminary Offering Memorandum.  Neither Placement Agent shall be liable to the other Placement Agent under this Section 5(c) for any losses, liabilities, claims or damages arising out of an untrue statement or alleged untrue statement or omission or alleged omission in any such document prepared by such other Placement Agent.  This indemnity agreement will be in addition to any liability that any Placement Agent may otherwise have.

(d)                                 Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure (in which case the Indemnifying Person shall be relieved of its indemnification obligation only to the extent of any loss caused by the Indemnified Person’s failure to provide notice); and provided further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; or (iii) the use of counsel chosen by the Indemnifying Person to represent the Indemnified Person would present such counsel with a conflict of interest.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for the Placement Agents, their respective Affiliates, directors, officers and any control persons of a Placement Agent shall be designated in writing by the Placement Agents and any such separate firm for the Co-Issuers and ART, their respective directors and officers and any person who controls the Co-Issuers or ART, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Co-Issuers and ART.  Upon receipt of notice from the Indemnifying Person to such Indemnified Person of its election to assume the defense of such action and approval by the Indemnified Person of counsel, the Indemnifying Person will not be liable to such Indemnified Person under this Section 5 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless the Indemnified Person shall have employed separate counsel in accordance with the third immediately preceding sentence (it being understood, however, that the Indemnifying Person shall not be liable for the expenses of more than one separate counsel (in addition to local counsel).  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such settlement does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnifying Person.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)                                  Contribution.  If the indemnification provided for in subsections (a), (b) and (c) above is unavailable to an Indemnified Person or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Co-Issuers and ART on the one hand and the Placement Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i)

but also the relative fault of the Co-Issuers or ART on the one hand and the Placement Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Co-Issuers and ART on the one hand and the Placement Agents on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Co-Issuers and/or ART from the sale of the Notes and the total fees, discounts and commissions received by the Placement Agents in connection therewith bear to the aggregate offering price of the Notes.  The relative fault of the Co-Issuers and ART on the one hand and the Placement Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Co-Issuers or ART or by a Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

(f)                                   Limitation on Liability.  Each of the Co-Issuers, ART and the Placement Agents agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5, in no event shall the Placement Agents be required to contribute any amount in excess of the amount by which the total fees, discounts and commissions received by it with respect to the offering of the Notes exceeds the amount of any damages that the applicable Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Further, ART and the Co-Issuers each acknowledge and agree that no Placement Agent has any responsibility and shall not assume any liability for (i) any information that is posted to the internet website established and maintained by ART, the Parent, the Co-Issuers or any other party pursuant to Rule 17g-5 of the Exchange Act (such internet website, the “17g-5 Website”), or (ii) the failure of any information to be posted to the 17g-5 Website by any party.

(g)                                  Non-Exclusive Remedies.  The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

6.                                      Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

7.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Placement Agents solely with respect to their role in this transaction, by notice to the Co-Issuers and the Parent if, after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the over-the-counter market; (b) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or there is a material disruption in commercial banking or securities settlement or clearance services in the United States generally; or (c) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the judgment of the Placement Agents is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information or the Offering Memorandum.

8.                                      Payment of Expenses.

(a)                                 Regardless of whether the transactions contemplated by this Agreement are consummated or whether this Agreement is terminated, the Co-Issuers and the Parent shall pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in connection therewith; (ii) the costs and expenses incident to the preparation and printing of the Time of Sale Information and the Offering Memorandum (including all exhibits, attachments, amendments and supplements thereto) and the distribution thereof in connection with the offering, purchase, sale, resale and delivery of the Notes; (iii) the costs of reproducing and distributing each of the Basic Documents; (iv) the reasonable costs and expenses of the Placement Agents, including the fees and expenses of its counsel, transfer taxes on resale of any of the Notes by a Placement Agent, any advertising expenses and other expenses incurred by a Placement Agent in connection with offering or reoffering the Notes and/or entering into purchase contracts with investors in the Notes; (v) the fees and expenses of the counsel to the Co-Issuers, the Parent and independent accountants; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as a Placement Agent may designate and the preparation, printing and distribution of any “blue sky” memorandum (including the related reasonable fees and expenses of counsel for the Placement Agents); (vii) any fees charged by the Rating Agencies for rating and surveillance of the Notes; (viii) the fees and expenses of the Trustee and the Servicer (including related reasonable fees and expenses of any counsel to such parties), except to the extent otherwise set forth in the Basic Documents; (ix) all expenses and application fees incurred in connection with the application for the approval of all the Notes for book-entry transfer by DTC; (x) all reasonable expenses incurred in connection with any “road show” presentation to potential investors; (xi) the costs and expenses of the Co-Issuers in connection with the purchase of the Loan Obligations; and (xii) all other costs and expenses incident to the performance of the obligations of the Co-Issuers and the Parent hereunder that are not otherwise specifically provided for in this Section 8(a).

(b)                                 If (i) this Agreement is terminated pursuant to Section 7 hereof, (ii) the Co-Issuers for any reason fail to tender the Notes for delivery to the Placement Agents, (iii) the Issuer, Co-Issuer, or Parent fail or refuse to comply with this Agreement, or (iv) the Placement Agents fail to place the Notes, each of the Issuer, the Co-Issuer, and the Parent (jointly and severally) agrees to reimburse the Placement Agents for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by a Placement Agent in connection with this Agreement and the offer and sale of the Notes contemplated hereby.

9.                                      Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.  Nothing in this Agreement is intended or shall be construed to give any other person, other than the affiliates, officers, directors and controlling persons referred to in Section 5 hereof and their respective heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from a Placement Agent shall be deemed to be a successor merely by reason of such purchase.

10.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Co-Issuers, the Parent and the Placement Agents contained in this Agreement or made by or on behalf of the Co-Issuers, the Parent or the Placement Agents pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Co-Issuers and the Parent or the Placement Agents.

11.                               Placement Agent Information.  The parties hereto acknowledge and agree that the Placement Agent Information shall consist solely of the fourth and fifth sentences of the first paragraph under the heading “Placement of the Notes.”

12.                               Certain Defined Terms.  For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

13.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications hereunder shall be in writing and effective only upon receipt, and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Placement Agents shall be given to it at J.P. Morgan Securities LLC, 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: ABS Syndicate, fax: 212-834-6754, email: andy.chema@jpmorgan.com, with copies to J.P. Morgan Securities LLC, 383 Madison Avenue, 32nd Floor, New York, New York 10179, Attention: Bianca A. Russo, fax: (917) 464-6116, email: russo_bianca@jpmorgan.com, and Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Steven T. Kolyer, fax: (212) 878-8375, email: steven.kolyer@cliffordchance.com and to Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor New York, New York 10020, Attention:  General Counsel, telephone:  (212) 466 7800, fax:  (212) 466 7996, with copies to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Steven T. Kolyer, fax: (212) 878-8375, email: steven.kolyer@cliffordchance.com.  Notices to the Issuer shall be given to it at Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., c/o MaplesFS Limited, Queensgate House, P.O. Box 1093, Queensgate House, KY1 1102, Grand Cayman, Cayman Islands, Attention: The Directors, telephone:  (345) 945 7099, fax:  (345) 945 7100 with a copy to the Parent at the address below.  Notices to ART or the Parent shall be given to them at Arbor Realty Collateral Management, LLC, 333 Earle Ovington Boulevard, 9th Floor, Uniondale, New York 11553, Attention:  Executive Vice President, Structured Securitization, fax:  (212) 389 6573, telephone:  (212) 389 6546.  Notices to the Co-Issuer shall be given to it at Arbor Realty Commercial Real

Estate Notes 2015-FL1 LLC, c/o Puglisi & Associates, 830 Library Avenue, Suite 204, Newark, Delaware 19711, Attention: Donald J. Puglisi, telephone: (302) 738 6680, fax: (302) 738 7210 with a copy to the Parent at the address above.

(b)                                 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

(c)                                  Integration.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(d)                                 Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

(e)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)                                   Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)                                  No Bankruptcy Petition/Limited Recourse.  The Placement Agents covenant and agree that, prior to the date which is one year and one day (or, if longer, the applicable preference period then in effect plus one day) after the payment in full of all of the Notes issued by the Co-Issuers, they will not institute against, or join any other Person in instituting against, any of the Co-Issuers any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy, insolvency, reorganization or similar law in any jurisdiction.  Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited-recourse obligations and the obligations of the Co-Issuer hereunder are non-recourse obligations, in each case, payable solely from the Collateral in accordance with the terms of the Indenture and following realization thereof and reduction thereof to zero, all obligations of and all claims against the Co-Issuers hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse may be had under this Agreement against any employee, agent, officer, partner, member, shareholder or director of any party hereto (collectively, the “Associated Persons”), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.  This Section 13(g) shall survive the termination or expiration of this Agreement.

(h)                                 Waiver of Jury Trial.  EACH OF THE CO-ISSUERS, THE PARENT AND EACH PLACEMENT AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(i)                                     Exclusive Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ISSUER:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1, LTD.

By:	/s/ Jarladth Travers
	Name:	Jarladth Travers
	Title:	Director

CO-ISSUER:

ARBOR REALTY COMMERCIAL REAL ESTATE NOTES 2015-FL1 LLC

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Independent Manager

[Signatures continue on following page]

PARENT:

ARBOR REALTY SR, INC.

By:	/s/ Valerie Rubin
	Name:	Valerie Rubin
	Title:	Authorized Signatory

ART:

ARBOR REALTY TRUST, INC.

By:	/s/ William Connolly
	Name:	William Connolly
	Title:	Authorized Signatory

[Signatures continue on following page]

Accepted: February 20, 2015

PLACEMENT AGENTS:

J.P. MORGAN SECURITIES LLC

By:	/s/ Bradley J. Horn
	Name:	Bradley J. Horn
	Title:	Vice President

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp.,
its sole general partner

By:	/s/ Robert A. Kleinert
	Name:	Robert A. Kleinert
	Title:	An Officer of the Corporation

SCHEDULE I

NOTES

	Initial Note Principal Balance	Interest Rate	Ratings (Moody’s/ DBRS/)
Class A Notes	$165,750,000	One-month LIBOR 1.75%	Aaa(sf)/AAA(sf)

Class B Notes	$24,750,000	One-month LIBOR + 3.25%	Baa2(sf)/BBB(sf)

Class C Notes	$28,500,000	One-month LIBOR + 4.25%	NR/BBB(low)(sf)

The aggregate combined Advisory, Structuring and Placement Agent Fee paid to the Placement Agents is $2,190,000.00.

ANNEX A

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of the Notes outside the United States:

(a)                                 The Placement Agents acknowledge that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)                                 Each Placement Agent represents, warrants and agrees that:

(A) It has offered and sold the Notes, and will offer and sell the Notes, (A) as part of their distribution at any time and (B) otherwise until forty (40) days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.

(B) Neither it nor any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and all such persons have complied and shall comply with the offering restrictions requirement of Regulation S.

(C) At or prior to the confirmation of sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

(D) “The Notes offered hereby have not been registered under Securities Act, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S.  persons (i) as part of their distribution at any time or (ii) otherwise until forty (40) days after the later of the commencement of the offering of the Notes and the date of original issuance of the Notes, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them in Regulation S.”

(E) It has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Notes, except with its affiliates or with the prior written consent of the Co-Issuers.

(F) It has not made and will not make any invitation to any member of the public in the Cayman Islands, within the meaning of Section 175 of the Cayman Islands Companies Law (2013 Revision), to subscribe for the Notes.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them in Regulation S.

(c)                                  Each Placement Agent further represents, warrants and agrees that:

(A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and shall not offer or sell the Notes in United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect shall acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”);

(B) it has only communicated or caused to be communicated and will only communicate or cause to be communicated in the United Kingdom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Co-Issuers and (B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;

(C) it, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), has not made and will not make an offer of the Notes which are the subject of the offering contemplated by the Offering Memorandum as completed by the accompanying prospectus to the public in that Relevant Member State other than:  (A) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; (B) to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Placement Agent or Placement Agents nominated by the issuing entity for any such offer; or (C) in any other circumstances falling within Article 3(2) of the Prospectus Directive;  provided that, no such offer of the Notes referred to in (A) to (C) above shall require the Co-Issuers or the Placement Agents to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this Section 1(b)(viii), (1) the expression an “offer of the Notes which are subject of the offering contemplated by the Offering Memorandum to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.  “European Economic Area” means Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden and United Kingdom; and

(D) it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan.

(d)                                 The Placement Agents acknowledge that no action has been or will be taken by the Co-Issuers that would permit a public offering of the Notes, or possession or distribution of the Time of Sale Information, the Offering Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required.

ANNEX B

Subsequent Time of Sale Information

EXHIBIT A

ARBOR REALTY COLLATERAL MANAGEMENT, LLC

Officer’s Certificate

The undersigned, Paul Elenio, pursuant to Section 4(e) of that certain Placement Agreement dated as of February 20, 2015 by and among Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, Arbor Realty SR, Inc., Arbor Realty Trust, Inc., J.P. Morgan Securities LLC and Sandler O’Neill &  Partners, L.P. (the “Placement Agreement”) does HEREBY CERTIFY that:

(a)                                 The Loan Obligation Manager (i) is a limited liability company, duly organized, is validly existing and is in good standing under the laws of the State of Delaware, (ii) has full power and authority to own its assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of the Loan Obligation Management Agreement and the Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Loan Obligation Manager or on the ability of the Loan Obligation Manager to perform its obligations thereunder, or on the validity or enforceability of, the Loan Obligation Management Agreement and the provisions of the Indenture applicable to the Loan Obligation Manager; the Loan Obligation Manager has full power and authority to execute, deliver and perform the Loan Obligation Management Agreement and its obligations thereunder and the provisions of the Indenture applicable to it; the Loan Obligation Management Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of the Loan Obligation Manager, enforceable against it in accordance with the terms thereof, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(b)                                 Neither the Loan Obligation Manager nor any of its Affiliates is in violation of any Federal or state securities law or regulation promulgated thereunder that would have a material adverse effect upon the ability of the Loan Obligation Manager to perform its duties under the Loan Obligation Management Agreement or the Indenture, and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of the Loan Obligation Manager, threatened which could reasonably be expected to have a material adverse effect upon the ability of the Loan Obligation Manager to perform its duties under the Loan Obligation Management Agreement or the Indenture;

(c)                                  Neither the execution and delivery of the Loan Obligation Management Agreement nor the performance by the Loan Obligation Manager of its duties thereunder or under the Indenture conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the limited liability company agreement of the Loan Obligation Manager, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Loan Obligation Manager is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to the Loan Obligation Manager of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Loan Obligation Manager or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this subsection (c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of the Loan Obligation Manager or the ability of the Loan Obligation Manager to perform its obligations under the Loan Obligation Management Agreement or the Indenture;

(d)                                 No consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by the Loan Obligation Manager of its duties under the Loan Obligation Management Agreement and under the Indenture, except such as have been duly made or obtained;

(e)                                  The Offering Memorandum, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)                                   On the Closing Date, there shall not have been, since the respective dates as of which information is given in the Offering Materials, any material adverse change or prospective material adverse change with respect to the Issuer, the Co-Issuer or the pool of Assets; and

(g)                                  The Loan Obligation Manager is registered as an investment adviser under the United States Investment Advisers Act of 1940, as amended.

Capitalized terms not set forth herein shall have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 20th day of February, 2015.

ARBOR REALTY COLLATERAL MANAGEMENT, LLC

By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

EXHIBIT B

[•]

Officer’s Certificate

The undersigned,                                         , pursuant to Section 4(f) of that certain Placement Agreement dated as of February 20, 2015, by and among Arbor Realty Commercial Real Estate Notes 2015-FL1, Ltd., Arbor Realty Commercial Real Estate Notes 2015-FL1 LLC, Arbor Realty SR, Inc., Arbor Realty Trust, Inc., J.P. Morgan Securities LLC and Sandler O’Neill & Partners, L.P. (the “Placement Agreement”) does HEREBY CERTIFY that:

(a)                                 [•] (“Seller”) (i) is a corporation, duly incorporated, is validly existing and is in good standing under the laws of the State of [•], (ii) has full power and authority to own its assets and to transact the business in which it is currently engaged, and (iii) is duly qualified and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of the Loan Obligation Purchase Agreement and the Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Seller or on the ability of Seller to perform its obligations thereunder, or on the validity or enforceability of, the Loan Obligation Purchase Agreement and the provisions of the Indenture applicable to Seller; Seller has full power and authority to execute, deliver and perform the Loan Obligation Purchase Agreement and its obligations thereunder and the provisions of the Indenture applicable to it; the Loan Obligation Purchase Agreement has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of Seller, enforceable against it in accordance with the terms thereof, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(b)                                 Neither Seller nor any of its Affiliates is in violation of any Federal or state securities law or regulation promulgated thereunder that would have a material adverse effect upon the ability of Seller to perform its duties under the Loan Obligation Purchase Agreement or the Indenture, and there is no charge, investigation, action, suit or proceeding before or by any court or regulatory agency pending or, to the best knowledge of Seller, threatened which could reasonably be expected to have a material adverse effect upon the ability of Seller to perform its duties under the Loan Obligation Purchase Agreement or the Indenture;

(c)                                  Neither the execution and delivery of the Loan Obligation Purchase Agreement nor the performance by Seller of its duties thereunder or under the Indenture conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the articles of incorporation or by-laws of Seller, (ii) the terms of

B-1

any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which Seller is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to Seller of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over Seller or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this subsection (c), either individually or in the aggregate, a material adverse effect on the business, operations, assets or financial condition of Seller or the ability of Seller to perform its obligations under the Loan Obligation Purchase Agreement or the Indenture;

(d)                                 No consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other person is required for the performance by Seller of its duties under the Loan Obligation Purchase Agreement and under the Indenture, except such as have been duly made or obtained; and

(e)                                  With respect to any information in the Offering Memorandum regarding Seller, the Offering Memorandum, as of the date thereof (including as of the date of any supplement thereto) and as of the Closing Date does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Capitalized terms not set forth herein shall have the meaning ascribed thereto in the Indenture.

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IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 20th day of February, 2015.

ARBOR REALTY SR, INC.

By:	/s/ Valerie Rubin
Name:	Valerie Rubin
Title:	Authorized Signatory

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